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                                                                   EXHIBIT 10.38


                              ACQUISITION AGREEMENT

                                     BETWEEN

                     LSG LUFTHANSA SERVICE USA CORPORATION

                                       AND

                                 SKY CHEFS, INC.



                                November 30, 1995
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                              ACQUISITION AGREEMENT


         This ACQUISITION AGREEMENT ("Agreement") is made and entered into this 30th day of November, 1995, by and between LSG LUFTHANSA SERVICE USA CORPORATION ("LSG"), a corporation organized under the laws of the State of Delaware, and SKY CHEFS, INC. ("Sky Chefs"), a corporation organized under the laws of the State of Delaware. Each of LSG and Sky Chefs may be referred to herein as a "Party" and both may be referred to herein as "the Parties."

                                 R E C I T A L S

         WHEREAS, LSG operates flight kitchen catering facilities at the San Francisco International Airport and the Miami International Airport; and

         WHEREAS, LSG desires to sell all of its business and assets in these facilities to Sky Chefs, and Sky Chefs desires to acquire all of LSG's business and assets in these facilities;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements, and upon the terms and subject to the conditions hereinafter set forth, the Parties do hereby agree, intending to be legally bound, as follows:

                                    ARTICLE I

                                  DEFINITIONS

         ASSETS shall have the meaning set forth in Article 2.1.

         CATERAIR means Caterair International Corporation, a corporation organized under the laws of the State of Delaware.

         CLOSING shall have the meaning set forth in Article 4.1.

         CUSTOMER CONTRACTS shall have the meaning set forth in Article 2.2.

         DISSOLUTION AGREEMENT means the Dissolution Agreement, dated January 21, 1994, between LSG and Caterair, dissolving the LSG-Caterair joint venture.

         EQUIPMENT LEASE AGREEMENT means the Equipment Lease Agreement, dated 1990, between Caterair and the LSG-Caterair
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joint venture. This agreement was subsequently assigned to LSG in the
Dissolution Agreement.

         KITCHEN LEASE AGREEMENTS mean the Kitchen Lease Agreements, each dated January 15, 1990, between Caterair and the LSG-Caterair joint venture, for the kitchen catering facilities at San Francisco International Airport and Miami International Airport. These agreements were subsequently assigned to LSG in the Dissolution Agreement.

         KITCHENS mean the airline kitchen catering facilities that LSG operates at the San Francisco International Airport and the Miami International Airport.

         MANAGEMENT SERVICES AGREEMENT means the Management Services Agreement, dated January 12, 1995, between LSG and Sky Chefs.

         MIA means Miami International Airport.

         MIA ASBESTOS LIABILITY means, as described in Section 5.10 of the Dissolution Agreement, and expressly assumed by Caterair therein, any liability with respect to the underground storage tanks at the MIA Kitchen and the presence of asbestos containing material within the MIA Kitchen.

         PHH FLEET AMERICA LEASE AGREEMENT means the PHH Fleet America Truck Lease Assumption Agreement, dated January 21, 1994, between LSG, Caterair, and PHH Fleet America.

         SFO means San Francisco International Airport.

         TERMINATION AGREEMENT shall have the meaning set forth in Article 3.2.


                                    ARTICLE 2

                ACQUISITION OF ASSETS; ASSUMPTION OF LIABILITIES

2.1      PURCHASE AND SALE OF ASSETS

         At the Closing, LSG shall grant, sell, convey, assign, transfer and deliver to Sky Chefs, and Sky Chefs shall purchase from LSG, upon and subject to the terms and conditions of this Agreement, each in reliance on the representations, warranties and covenants of the other party contained herein, all right, title and interest of LSG in the following Assets, free and clear of all encumbrances, liens, or other restrictions on transfer (other than those caused or incurred by Sky Chefs after January 12, 1995):


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         1.       all machinery, equipment tools, furniture, furnishings,
                  leasehold improvements, goods, other tangible personal property including, without limitation, the items set forth on
                  Schedule 2.1 attached hereto;

         2. all supplies and inventories at or ordered for delivery to the Kitchens;

         3. to the extent permitted by applicable law or the terms of relevant instruments, all rights under any instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other similar document, commitment, arrangement, undertaking, practice or authorization relating to the Kitchens; and

         4. all rights to any insurance recovery or right to recovery arising from any loss or damage to any assets referred to in clause (a), (b) or (c) of this section.

         (b) Sky Chefs hereby acknowledges that all the Assets are being conveyed on an "as is - where is" basis and LSG makes no representation or warranty as to the condition of the Assets.

2.2      CUSTOMER CONTRACTS

         LSG shall transfer to Sky Chefs all of the Customer Contracts at the Kitchens as set forth on Schedule 2.2 and such transfers shall take effect the date of the Closing. Notwithstanding the preceding sentence, any Customer Contracts which, by their terms, require the consent of the relevant customer in order to be transferred to Sky Chefs, and for which such consent has not been received as of the date of the Closing, shall be transferred to Sky Chefs as soon as such consent can practically be obtained following the Closing. Receivables due under Customer Contracts for services provided from the Kitchens prior to the Closing shall remain the property of LSG.

2.3      PURCHASE PRICE

         The purchase price being paid by Sky Chefs to LSG simultaneously with the execution of this Agreement for all of LSG's business and Assets in the Kitchens is U.S. $3,165,000.

2.4      ASSUMPTION OF LIABILITIES

         (a) Except as provided in Article 2.4(b), Sky Chefs shall assume all liabilities and obligations associated with the Kitchens and the Assets arising after the date of the Closing. Sky Chefs shall not assume any liabilities or obligations of LSG



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related to the operation of the Kitchens or the Assets arising on or prior to the date of the Closing.

         (b) LSG and Sky Chefs hereby acknowledge that any liability with respect to the MIA Asbestos Liability shall not be assumed by Sky Chefs pursuant to this Agreement.


                                    ARTICLE 3

                       TERMINATION OF LEASES AND CONTRACTS

3.1      MANAGEMENT SERVICES AGREEMENT

         At or prior to the Closing, the Management Services Agreement between LSG and Sky Chefs, attached hereto as Schedule 3.1 (a), shall be terminated pursuant to the termination letter attached hereto as Schedule 3.1 (b). LSG represents and warrants that it has paid all amounts due and to Sky Chefs under the Management Services Agreement through November 30, 1995. Notwithstanding the foregoing, LSG hereby agrees to make the final payment of the service fee under
Section 4.1 of the Management Services Agreement in accordance with the terms thereof.

3.2      TERMINATION OF LSG-CATERAIR AGREEMENTS

         Prior to the Closing, Caterair and LSG shall have entered into a Termination Agreement (the "Termination Agreement"), attached hereto as Schedule 3.2, terminating any and all agreements between LSG and Caterair relating to the Kitchens (with such exceptions as provided herein or therein). Pursuant to the Termination Agreement, the following agreements shall be terminated:

         1. the Kitchen Lease Agreements; and

         2. the Equipment Lease Agreement.

         LSG (i) represents and warrants that it has paid all amounts due and owing to Caterair under the Kitchen Lease Agreements and the Equipment Lease Agreement through November 30, 1995, and (ii) hereby agrees to pay to Caterair any amounts as contemplated by the second sentence of Section 2 of the Termination Agreement.

3.3      TERMINATION OF PHH FLEET AMERICA LEASE AGREEMENT

         At or prior to the Closing, the PHH Fleet America Lease Agreement shall be terminated as between LSG and Caterair pursuant to the Agreement of Termination, attached hereto as Schedule 3.3(a). As soon as is practicable following the

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Closing, the PHH Fleet America Lease Agreement shall be assigned by LSG to
Caterair, pursuant to a Lease Assumption Agreement, in substantially the form attached hereto as Schedule 3.3(b). LSG hereby represents and acknowledges that it has paid to PHH all amounts due and owing to PHH under the PHH Fleet America Lease Agreement through November 30, 1995.


                                    ARTICLE 4

                                     CLOSING

4.1      CLOSING

         The Closing of the transactions contemplated herein shall take place at Wilmer, Cutler & Pickering on November 30, 1995, or such other date as may be mutually agreed upon in writing by LSG and Sky Chefs.

4.2      DELIVERY OBLIGATIONS OF LSG

         At the Closing, LSG shall deliver:

         (a) documents evidencing transfer to Sky Chefs of all Assets at the Kitchens including, without limitation, all of the supplies and inventories at the Kitchens and any recovery right referred to in Section 2.1(a)(4);

         (b) documents executed by it evidencing the termination of the Management Services Agreement;

         (c) documents executed by it evidencing the termination of the Kitchen Lease Agreements;

         (d) documents executed by it evidencing the termination of the Equipment Lease Agreement;

         (e) documents executed by it evidencing the termination of the PHH Fleet America Lease Agreement as between LSG and Caterair;

         (f) documents executed by it acknowledging receipt of the purchase price; and

         (g) to the extent required, documents evidencing consent of the customers party to the contracts identified on Schedule 2.2.


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4.3      DELIVERY OBLIGATIONS OF SKY CHEFS

         At the Closing, Sky Chefs shall deliver:

         (a) the purchase price as set forth in Article 2.2 in immediately available funds;

         (b) documents executed by it evidencing the termination of the Management Services Agreement; and

         (c) documents executed by it acknowledging receipt by Sky Chefs of all Assets and the transfer of certain Customer Contracts.


                                    ARTICLE 5

                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF LSG. LSG represents, warrants, and covenants to Sky Chefs, with respect to the transactions contemplated herein, that:

         (a) Organization and Authority of LSG. LSG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the transactions herein contemplated.

         (b) Authorization of Agreement. The execution, delivery and performance by LSG of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by LSG and constitutes and will constitute a legal, valid and binding obligation of LSG enforceable against LSG in accordance with its terms, except as may be limited by bankruptcy or similar laws affecting creditors rights generally.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by LSG do not violate or conflict with (i) the certificate of incorporation or by-laws of LSG or (ii) any judicial, administrative or regulatory order, judgment or decree or arbitration award to which LSG is a party or by which it or its properties are bound.


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         (d)      Assets. The Assets to be sold, transferred, or assigned to Sky
                  Chefs include all of the assets of LSG used at, or in the operation of, the Kitchens.

         (e) No Liens. Upon consummation of the transactions contemplated by this Agreement and payment of the purchase price by Sky Chefs to LSG, Sky Chefs shall acquire good and valid title to all of the Assets free and clear of all liens, encumbrances and other restrictions on transfer (other than those caused or incurred by Sky Chefs after January 12, 1995).

5.2 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SKY CHEFS. Sky Chefs represents, warrants, and covenants to LSG, with respect to the transactions contemplated herein, that:

         (a) Organization and Authority. Sky Chefs is a corporation duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the transactions herein contemplated.

         (b) Authorization of Agreement. The execution, delivery and performance by Sky Chefs of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Sky Chefs and constitutes and will constitute the legal, valid and binding obligation of Sky Chefs, enforceable against it in accordance with its terms, except as may be limited by bankruptcy or similar laws affecting creditors' rights generally.

         (c) No Conflicts, The execution, delivery and performance of this Agreement by Sky Chefs do not violate or conflict with (i) the certificate of incorporation or by-laws of Sky Chefs or (ii) any judicial, administrative or regulatory order, judgment or decree or arbitration award to which Sky Chefs is a party or by which it or its properties are bound.


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                                    ARTICLE 6

                                EMPLOYEE MATTERS

6.1      EMPLOYMENT

         (a) LSG hereby acknowledges and agrees that, after the date of the Closing, Sky Chefs shall be entitled to employ any and all of the employees of LSG who are currently employed by LSG at the Kitchens. Sky Chefs shall be entitled to set such terms and conditions of employment with respect to post-Closing operations at the Kitchens as Sky Chefs deems appropriate under the circumstances (including any modifications, reductions or alterations of any previous terms and conditions of employment).

         (b) LSG, as employer, and Sky Chefs, as the manager of the Kitchens pursuant to the Management Services Agreement, has notified or will notify all LSG employees at the Kitchens that their employment with LSG will cease effective the Closing. Sky Chefs has notified or will notify all employees at the Kitchens that they will be hired as employees by Sky Chefs, subject to such qualifications and terms and conditions of employment as Sky Chefs may adopt, effective immediately after the Closing. LSG and Sky Chefs have taken any and all steps necessary to ensure the parties' compliance with any laws involving notification of employees regarding this transaction. For purposes of this Article, "all LSG employees" shall include persons on approved leave or disability who remain employees of LSG.

6.2      COOPERATION IN LABOR MATTERS

         After the date of the Closing, LSG, at its cost, shall provide Sky Chefs with such information as it may reasonably request regarding LSG employees and the terms and conditions of employment of LSG employees.

6.3      CONTINUATION HEALTH COVERAGE

         Sky Chefs will assume any obligations LSG may have to offer continuation health coverage to current or former LSG employees and their beneficiaries at the employees' own costs and as required by COBRA or applicable laws.

6.4      WITHDRAWAL FROM SKY CHEFS' PLANS

         Sky Chefs will prepare all necessary documents and take all necessary steps, with LSG's cooperation, to remove LSG as a participating employer in Sky Chefs's employee pension and welfare benefit plans ("HERE plans") maintained pursuant to the contract with the Hotel Employees and Restaurant Employees International Union, AFL-CIO ("HERE"). Sky Chefs will make all necessary filings with the Federal government with regard to the


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creation, operation, and unwinding of the arrangements described in the preceding sentence, including any Form 5500s. Sky Chefs will assume any and all liabilities relating to or arising under the operation of the HERE plans, as they now exist or may be amended in the future, except for contributions attributable to LSG's employees' participation in such plans from April 1, 1995, through November 30, 1995 and except as otherwise specified in this Article, including, specifically, any obligations with respect to retiree medical and retiree life insurance coverage.

6.5      PENSION PLAN

         LSG agrees that it will pay the Retirement Benefit Plan of Sky Chefs, Inc. for employees represented by HERE (the "Pension Plan") that sum determined by Hewitt Associates, as actuary for the Pension Plan, as representing the normal cost for employees of LSG at the SFO and MIA Kitchens participating in the Pension Plan with respect to the period from April 1, 1995 to and including November 30, 1995, under the Pension Plan's normal actuarial methods and assumptions, using the valuation to be prepared as of January 1, 1996. LSG shall have no obligation to make this payment unless the actuary certifies that the payment is presently deductible.

6.6      LSG 401(k) PLANS

         Sky Chefs agrees to assume sponsorship of the LSG Lufthansa Service USA Corporation Money$mart 401(k) Savings and Retirement Plan and of the LSG Lufthansa Service USA Corporation Retirement Savings & Investment Plan, each effective as of December 1, 1995, and LSG shall withdraw from sponsorship as of that same date subject to such changes that Sky Chefs may implement subsequent to Closing. LSG will make all contributions to both plans for the period ending November 30, 1995 on or before the due dates specified by the plans.


                                    ARTICLE 7

                                 INDEMNIFICATION

7.1      GENERAL INDEMNIFICATION BY LSG

         LSG shall indemnify and hold harmless Sky Chefs, Sky Chefs' affiliates, and each of their respective officers, directors, employees and agents, from, and shall reimburse Sky Chefs, Sky Chefs' affiliates, and each of their respective officers, directors, employees and agents, for all losses, liabilities, deficiencies, penalties, claims, damages or expenses (including, but not limited to, costs of investigation and defense and reasonable attorneys'
fees) (collectively, "Damages") arising out of or in connection with:


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         (a)      any material inaccuracy in any representation or warranty by
                  LSG set forth in this Agreement;

         (b) any material failure by LSG to perform or comply with any agreement contained in this Agreement;

         (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with LSG (or any person acting on its behalf) in connection with any of the transactions contemplated hereby;

         (d)      (i)      any action taken (or not taken) by LSG on or prior to
                           the date of the Closing relating to the Assets or the Kitchens, including, without limitation, relating to any claim by an employee regarding any compensation or terms and conditions of employment (other than claims involving LSG and arising on or after January
                           12, 1995 solely as a result of action taken (or not taken) by Sky Chefs in connection with its services under the Management Services Agreement ("Sky Chefs
                           Management Services Claims"));

                  (ii) any claim or liability relating to the Kitchens or the Assets arising on or prior to the date of the Closing (excluding Sky Chefs Management Services Claims);

         (e) the use and occupancy of the Kitchens and the Assets or the conduct of the business on the premises of the Kitchens, including, without limitation, any act or omission by LSG, its agents, contractors, employees, servants, lessees, concessionaires, invitees and customers arising on or prior to the date of Closing (other than Sky Chefs Management Services Claims).

         The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any act or omission of any kind by Sky Chefs, provided only that Sky Chefs shall not be entitled under this Article to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including LSG or any of its affiliates) alleges such gross negligence or willful misconduct by Sky Chefs, the indemnification provided for herein shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of


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competent jurisdiction enters a final judgment as to the extent and effect of the gross negligence or willful misconduct.

         The foregoing indemnities shall be perpetual. Any amount to be paid hereunder by LSG to any person or for which LSG has indemnified any person shall be a demand obligation owing by LSG to Sky Chefs.

7.2      GENERAL INDEMNIFICATION BY SKY CHEFS

         Sky Chefs shall indemnify and hold harmless LSG, LSG's affiliates and each of their respective officers, directors, employees and agents from, and shall reimburse LSG, LSG's affiliates and each of their respective officers, directors, employees and agents for any Damages arising from or in connection with:

         (a) any material inaccuracy in any representation or warranty by Sky Chefs set forth in this Agreement;

         (b) any material failure by Sky Chefs to perform or comply with any agreement contained in this Agreement;

         (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Sky Chefs (or any person acting on its behalf) in connection with any of the transactions contemplated hereby;

         (d) any action taken (or not taken) by Sky Chefs after the date of the Closing of this Agreement with respect to the Kitchens including claims arising from the HERE collective bargaining agreement;

         (e) any claim brought against LSG by Caterair relating to the Kitchens which claim arose due to any action taken (or not taken) after January 12, 1995;

         (f)      Sky Chefs Management Services Claims; and

         (g) any claim brought against LSG by HERE under its Master National Agreement with Sky Chefs and arising solely as a result of the execution of this Agreement and the performance of the transactions contemplated herein, including, without limitation, any claim by HERE regarding any bargaining obligation addressing the effects of the transactions contemplated herein.


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         The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any act or omission of any kind by LSG, provided only that LSG shall not be entitled under this Article to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any person (including Sky Chefs or any of its affiliates) alleges such gross negligence or willful misconduct by LSG, the indemnification provided for herein shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the gross negligence or willful misconduct.

         The foregoing indemnities shall be perpetual. Any amount to be paid hereunder by Sky Chefs to any person or for which Sky Chefs has indemnified any person shall be a demand obligation owing by Sky Chefs to LSG.


7.3      PROCEDURE FOR INDEMNIFICATION

         The obligations and liabilities of each party hereunder with respect to their respective indemnities resulting from any claim or other assertion of liability by third parties (hereinafter a "Claim"), shall be subject to the following terms and conditions:

         (a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Claim promptly after the Indemnified Party receives notice hereof.

         (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim and may settle such Claim at the sole expense of the Indemnifying Party.

         (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Claim


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                  at any time prior to settlement, compromise or final
                  determination thereof).

7.4      EXCLUSIVITY

         This Article 7 provides the exclusive means by which a Party may assert claims for indemnification against another Party with respect to the transactions contemplated by this Agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

8.1      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties with respect to the subjects covered herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided herein.

8.2      GUARANTEE

         LSG Lufthansa Service GmbH hereby guarantees the full and timely performance by LSG under this Agreement. This guarantee is an independent obligation that may be enforced against LSG Lufthansa Service GmbH before, after, or without enforcement of LSG's obligations under this Agreement and shall be enforceable notwithstanding any amendment of, or forbearance under, this Agreement or any other event (other than the full and timely performance by LSG) that would discharge the obligations of a surety or guarantor.

8.3      ARBITRATION

         Any dispute, controversy or claim arising out of or relating to this Agreement or breach hereof, shall be conducted in accordance with UNCITRAL Rules. The arbitration shall be conducted in London in the English language before a sole arbitrator. The parties shall attempt, by agreement, to nominate the sole arbitrator. If the parties fail so to nominate a sole arbitrator within 30 days from the date when the claimant's request for arbitration has been communicated to the other party, the appointing authority shall be the London Court of International Arbitration acting in accordance with its rules for this purpose.

8.4      GOVERNING LAW

         This Agreement is subject to, and shall be construed in accordance with, the laws of the State of Delaware.


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8.5      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6      EXCLUSIVE BENEFICIARIES

         This Agreement is intended for the exclusive benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein shall be construed as granting any rights or benefits in or to any third party, including current and former employees of LSG.

8.7      FURTHER ASSURANCES

         On or after the date of the Closing, LSG and Sky Chefs hereby agree to promptly execute, acknowledge and deliver any other assurances or documents and take any other action reasonably requested by the other party hereto to effect the transactions contemplated hereby.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Acquisition Agreement to be executed by their officers or other representatives duly authorized, as of the day first above written.


                              Sky Chefs, Inc.



                              By:  /s/ Patrick W. Tolbert
                                  ------------------------------
                              Title:
                                     ---------------------------



                              LSG Lufthansa Service USA Corporation



                              By:  /s/ Authorized Signatory
                                  ------------------------------
                              Title:
                                     ---------------------------


                              By:   /s/ Rainer Bauer
                                  ------------------------------
                              Title:    Treasurer
                                     ---------------------------


                              LSG Lufthansa Service GmbH (as to
                              Article 8.2 only)


                              By:   /s/ Authorized Signatory
                                  ------------------------------
                              Title:
                                     ---------------------------


                              By:   /s/ Rainer Bauer
                                  ------------------------------
                              Title:    Vice President
                                     ----------------------------